INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.   )

     Filed by the registrant  [ X ]

     Filed by a party other than the registrant  [   ]

     Check the appropriate box:

     [  X  ]   Preliminary proxy statement
     [     ]   Definitive proxy statement
     [     ]   Definitive additional materials
     [     ]   Soliciting material pursuant to Rule 14a-11(c) or
               Rule 14a-12


                         DIONICS, INC.
        (Name of Registrant as Specified in Its Charter)

                         Dionics, Inc.
           (Name of Person(s) Filing Proxy Statement)


     Payment of filing fee (Check the appropriate box):

     [ X ]    No fee required.
     [   ]    Fee computed on the table below per Exchange Act
              Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies: N/A
          (2) Aggregate number of securities to which transaction applies: N/A
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
              0-11:  N/A
          (4) Proposed maximum aggregate value of transaction:
              N/A
          (5) Total fee paid: N/A

     [   ]    Check box if any part of the fee is offset as
              provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:  N/A
          (2) Form, schedule or registration statement no.:  N/A
          (3) Filing party:  N/A
          (4) Date filed:  N/A




                         DIONICS, INC.
                       65 Rushmore Street
                    Westbury, New York 11590





                       CONSENT STATEMENT

       CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING



                 _____________________________




     This Consent Statement is being furnished to stockholders of Dionics, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of written consents by the Board of Directors of the Company (the "Board of Directors") with respect to the matters set forth below. This Consent Statement is first being mailed to stockholders of the Company on or about July 7, 2004.

      In connection with this Consent Statement, stockholders are being asked:

      1. To consider and consent to a proposal to amend to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock and to authorize a new class of Preferred Stock (the "Capitalization Amendment"); and

      2. To consider and consent to a proposal to amend the Company's 1997 Incentive Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares.

      The principal executive office of the Company is located at
65  Rushmore  Street,  Westbury, New York 11590.   The  telephone
number of the principal executive office of the Company is  (516)
997-7474.

      THE MATTERS DESCRIBED HEREIN ARE OF GREAT IMPORTANCE TO THE
COMPANY.   ACCORDINGLY, STOCKHOLDERS ARE URGED  TO  READ  AND  TO
CONSIDER  CAREFULLY  THE INFORMATION CONTAINED  IN  THIS  CONSENT
STATEMENT.

      PLEASE  DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED  CONSENT,
FOR WHICH A RETURN ENVELOPE IS PROVIDED.



       The date of this Consent Statement is July 7, 2004


GENERAL INFORMATION

      Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. The Company's Certificate of Incorporation contains no provision or language in any way limiting the right of stockholders of the Company to take action by written consent.

     The Board has fixed the close of business on July 2, 2004 as the record date for the determination of stockholders entitled to receive notice of, and consent to, the matters set forth herein (the "Record Date"). Accordingly, only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to consent to the matters set forth herein. The Board has also fixed the close of business on July 28, 2004 as the time after which consents may no longer be accepted, and July 29, 2004 as the date upon which the written consents will be tabulated.

      On the Record Date, the Company had outstanding 4,956,178 shares of Common Stock, par value $.01 per share (the "Common Stock"), which are the only outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote. Accordingly, the holders of the Common Stock are entitled to 4,956,178 votes in the aggregate.

      The cost of soliciting consents will be borne by the Company. In addition to solicitation by mail, officers, directors and other employees of the Company may solicit consents by personal contact, telephone, facsimile or other electronic means without additional compensation.

      Consents in the accompanying form which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions thereon. If a consent is executed but no indication is made with respect to any one or more particular matters contained in such consent as to what action is to be taken, such consent will be deemed to constitute a consent to each particular matter contained thereon with respect to which no indication is made. Any consent may be revoked in writing at any time provided such written revocation is received by the Company at the place fixed for receipt of consents prior to the close of business on July 28, 2004. The unrevoked signed consents of the holders of the Common Stock outstanding and entitled to consent as of the Record Date representing at least a majority of the number of votes which the holders of the Common Stock would be entitled to vote in the aggregate at a meeting at which all shares entitled to vote thereon were present and voted, are necessary to effect the approval of the matters set forth herein.


  PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's directors; and (iii) directors and officers of the Company as a group:

                                                Percent(1)
Name and Address             Shares Owned       of Class

Bernard Kravitz             704,551(2)             14.2%
65 Rushmore Street
Westbury, NY


Keith Kravitz               324,105                 6.5%
110-11 Queens Blvd.
Forest Hills, NY

Alan Gelband              1,100,000(3)             22.2%
750 Third Avenue
New York, NY

David M. Kaye                  -                     -
30A Vreeland Road
Florham Park, NJ

Kenneth Levy                   -(4)                  -
43 Fifth Avenue
New York, NY

All Directors & Officers    704,551                14.2%
as a Group (3 persons)
____________________________

(1) Based upon 4,956,178 outstanding shares of Common Stock as of the Record Date.

(2) Includes 687,036 shares of record and 17,515 shares owned by Mrs. Phyllis Kravitz, Mr. Bernard Kravitz' wife. Does not include 324,105 shares owned by Keith Kravitz, adult son of Bernard Kravitz. Bernard Kravitz disclaims any beneficial ownership with respect to any shares owned by Keith Kravitz. In addition, does not include shares which Mr. Kravitz will receive upon automatic conversion of the convertible promissory note (described below), subject to the Company effecting the Capitalization Amendment, and shares underlying a warrant which has been granted to Mr. Kravitz, which will be exercisable only upon the Capitalization Amendment.

(3) Does not include shares which Mr. Gelband will receive upon automatic conversion of the convertible promissory note
     (described below), subject to the Capitalization Amendment.

(4) Does not include 200,000 shares which Mr. Levy will be entitled to purchase at $.05 per share subject to the Capitalization Amendment.


      PROPOSED INCREASE IN THE COMPANY'S AUTHORIZED SHARES
      OF COMMON STOCK AND AUTHORIZATION OF PREFERRED STOCK

      The Board of Directors has unanimously adopted a resolution declaring it advisable to amend Article FOURTH of the Company's Certificate of Incorporation to provide for an increase in the number of authorized shares of Common Stock from 5,000,000 shares of Common Stock, $0.01 par value, to 50,000,000 shares and for the authorization of a new class consisting of 1,000,000 shares of Preferred Stock, $0.01 par value (the "Capitalization Amendment"), and has directed that the resolution be submitted to a vote of the stockholders. If the proposed amendment is approved by the consent of holders of a majority of the Company's outstanding shares, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock $0.01 par value, and 1,000,000 shares of Preferred Stock, $0.01 par value, issuable in series.

      In May 2004, the Company entered into an Investment Agreement with Alan Gelband ("Gelband") pursuant to which up to 2,200,000 shares of Common Stock will be issued in consideration for an investment of $110,000 (the "Gelband Agreement"). Pursuant to the terms thereof, the Company received from Gelband the initial installment of $55,000 in May 2004 and delivered to Gelband 1,100,000 shares and, in June 2004, received the balance of $55,000 pursuant to which convertible promissory notes have been issued which will automatically convert into 1,100,000 shares upon the Company effecting the Capitalization Amendment. Pursuant to and as required by the Gelband Agreement, the Company entered into an Investment Agreement with Bernard Kravitz, the Company's President, pursuant to which Bernard Kravitz agreed to make an investment of $50,000 in the Company in consideration for which he will receive 1,000,000 shares and a three-year warrant to acquire an additional 1,000,000 shares exercisable at $.05 per share (the "Kravitz Agreement"). Pursuant to the terms thereof, in June 2004, the Company received the investment from Mr. Kravitz of $50,000 and issued a convertible promissory note which will automatically convert into 1,000,000 shares upon the Company effecting the Capitalization Amendment. In addition, contemporaneously with the execution of the foregoing agreements, and as required by the Gelband Agreement, Kenneth Levy became a director of the Company and executed an Investment Agreement pursuant to which Levy will be entitled to acquire 200,000 shares of Common Stock for $10,000 upon the Company effecting the Capitalization Amendment (the "Levy Agreement").

      The Company is presently authorized to issue 5,000,000 of its Common Stock of which 4,956,178 shares are outstanding as of the Record Date. Accordingly, in order to have the aforesaid convertible promissory notes automatically convert into Common Stock and to allow Levy to make his investment in the Company as described above, the Company must increase the number of its authorized shares of Common Stock. In addition, in order to allow currently outstanding stock options and warrants to be exercisable and in order to allow the Company to grant additional stock options and warrants in the future, the Company must increase its authorized shares of Common Stock. The Board of Directors also deems it in the best interests of the Company to have sufficient number of shares of Common Stock authorized and available for issuance in order to meet future financing needs of the Company, to raise additional capital and for other corporate purposes. Accordingly, the Board of Directors recommends the increase in the number of authorized shares of Common Stock to 50,000,000 shares and the authorization of a new class consisting of 1,000,000 shares of Preferred Stock.

      The Board of Directors believes that the growing complexity of modern business financing requires greater flexibility in the Company's capital structure than now exists. The availability of additional shares might also be used for general corporate purposes such a raising capital, mergers or acquisitions or attempting to obtain, retain and reward skilled management in connection with stock options and other stock-related benefit plans.

      The Board of Directors strongly believes that opportunities may arise which will require prompt action and in which any delay incurred in seeking stockholder approval for issuance of additional shares could be detrimental to the Company and its stockholders. In the Board's opinion, the proposed amendment to the Company's Certificate of Incorporation will give the Company the flexibility to take advantage of such opportunities and to operate more effectively. Authorization of such additional shares would permit the issuance at various times of shares which could be specifically adapted to a wide variety of circumstances. As to each series of Preferred Stock, the Board of Directors would have the power to fix the dividend rights, dividend or interest rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and any other powers, designations, preferences and relative participating, optional or other rights of the series, as well as any qualifications, limitations or restrictions on any of the rights of the series, and the number of shares constituting the series and the designation thereof, all without further approval of the stockholders, except as may be required by application of applicable law or stock exchange rules.

      Other than the possible issuances described herein, there are no present negotiations, agreements, or firm intentions regarding the use of any of the additional shares of Common Stock or Preferred Stock proposed to be authorized. No stockholder of the Company presently has, or would have, any preemptive rights relating to the future issuance of any shares of Common Stock or Preferred Stock.

      It  is  not  possible  to state the actual  effect  of  the authorization of the Preferred Stock upon the rights of the Company's Common stockholders until the Board of Directors has specified the rights of a series of the Preferred Stock. However, the rights of any such series, if and when issued, might preclude or make difficult a merger or takeover, making the Company a less attractive potential takeover candidate. Although the Board would make such a determination based on its judgment as to the best interest of stockholders, the Board could so act to discourage an acquisition attempt or other transaction viewed favorably by the holders of a majority of the outstanding voting stock of the Company. Thus, the authorization of the Preferred
Stock  might  be  deemed  to  have an anti-takeover  effect.   On
balance, however, the Board believes that the advantages of increasing its flexibility to act in the face of a proposed
transaction   outweighs  any  resulting  disadvantages   to   the
Company's stockholders. This proposal is not part of a plan by management to adopt a series of amendments which may have an anti-takeover effect nor does management presently intend to propose any anti-takeover measures in any future solicitation of proxies. Management does not believe that any provisions of the Company's present Certificate of Incorporation or By-laws is likely to have an anti-takeover effect.

      The  Board  of  Directors believes that the  Capitalization
Amendment is in the best interests of the Company and its stockholders and recommends that the stockholders consnt to the Capitalization Amendment.

      The text of the proposed amendment to the Certificate of Incorporation is as follows:

      That Article FOURTH of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

      "FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is 51,000,000 of which 50,000,000 shares with a par value of $0.01 each shall be Common Stock and of which 1,000,000 shares with a par value of $0.01 each shall be Preferred Stock. The Board of Directors of the Corporation is authorized to the full extent now or hereafter permitted by the laws of the State of Delaware to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the Delaware General Corporation Law, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights, and the qualifications, limitations and restrictions of each such series."


    PROPOSED INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
RESERVED FOR ISSUANCE UNDER THE 1997 INCENTIVE STOCK OPTION PLAN

      The Board of Directors has unanimously adopted a resolution declaring it advisable to amend the 1997 Incentive Stock Option Plan (the "1997 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares, bringing the total number of shares reserved under the 1997 Plan to 500,000.

Introduction

      In September 1997, the Board of Directors of the Company adopted the 1997 Incentive Stock Option Plan (the "1997 Plan") for employees of the Company to purchase up to 250,000 shares of Common Stock of the Company. The 1997 Plan was subject to obtaining stockholder approval within twelve months of the adoption of the 1997 Plan which approval was obtained in September 1998. The purpose of the 1997 Plan is to enhance the ability of the Company to attract and retain highly qualified persons as employees of the Company and to provide such key employees with incentives to contribute to the growth and development of the business of the Company.

      The following summary of the 1997 Plan is qualified in its entirety by the full text of the 1997 Plan. Any stockholder of the Company that wishes to obtain a full text copy of the 1997 Plan, may do so upon written request to the Company's Secretary at the Company's principal executive office, 65 Rushmore Street, Westbury, New York 11590.

Who May Participate in the Plan

      Employees of the Company or any of its subsidiaries are eligible to receive options pursuant to the terms of the 1997 Plan unless such employee is an "executive officer" (as defined in Rule 3b-7 under the Securities Exchange Act of 1934) of the
Company or any subsidiary, or a director of the Company or any subsidiary. Under the terms of the 1997 Plan, participants may receive options to purchase Common Stock in such amounts and for such prices as may be established by the Board of Directors or the committee appointed by the Board, provided, however, that the purchase price shall be at least 100% of the fair market value of the Common Stock of the Company at the time of grant.

      Options granted under the 1997 Plan are intended to qualify as  "incentive stock options" as defined in Section  422  of  the
Internal  Revenue  Code  of  1986, as amended.   Incentive  stock
options are subject to the following limitations:

          (1) An incentive stock option may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding Common Stock of the Company, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years.

          (2) The aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) will not exceed $100,000.

Exercise of Options; Exercise Price; Vesting

      Options granted pursuant to the 1997 Plan will be evidenced by agreements in such form and containing such provisions as the Board of Directors or a committee appointed by the Board may from time to time authorize and approve.

      The Board or committee appointed by the Board has the power to set the time or times during which each option will be exercisable, and to accelerate the time or times for exercise of an option. No option shall be exercisable after the expiration of ten years from the date it is granted, except in the case of an option granted to a 10% shareholder (in which event, as stated above, the option must be exercised within five years).

     To the extent the right to purchase shares has accrued under the option, the option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price of such number of shares. An optionee at his discretion may, in lieu of cash payment, deliver Common Stock already owned, with a fair market value (on the date of exercise) equal to the purchase price for the shares being acquired pursuant to the exercise of the option, as payment for the exercise of any option.

      If any option expires or terminates before exercise in full or in part, the shares not acquired upon exercise of that option may be made subject to additional options granted under the 1997 Plan. Unless terminated earlier by reason of expiration of the option term, options under the 1997 Plan will generally terminate
(i) three months after the optionee ceases to be an employee of the Company for reasons other than death or disability (at which time the option may be exercised to the extent it was vested as of the date of termination), or (ii) six months after the date of death or disability of the optionee (at which time the options may be exercised in full).

Amendment and Termination

      Unless the 1997 Plan shall have been sooner terminated as provided therein, it shall terminate ten years from the date the 1997 Plan was adopted by the Board. The Board may at any time prior to that date alter, suspend or terminate the 1997 Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the 1997 Plan, (ii) extend the period during which options may be granted or exercised or (iii) make any other change unless the Board determines that the change would not materially increase the cost of the 1997 Plan to the Company. Except as otherwise provided in the 1997 Plan, no alteration, suspension or termination of the 1997 Plan may, without the consent of the employee to whom any option shall have theretofore been granted (or the person or persons entitled to exercise such option under pursuant to the employee's death or disability), terminate his option or adversely affect his rights thereunder.

Plan Benefits

      As described above, options granted under the 1997 Plan are "incentive stock options" as defined in Section 422 of the Internal Revenue Code. Any stock options granted under the 1997 Plan shall be granted at no less than 100% of the fair market value of the Common Stock of the Company at the time of the grant. As of December 31, 2003, options to acquire 192,500 shares of Common Stock had been granted under the 1997 Plan. No executive officer is eligible to receive options under the 1997 Plan.

      During the year ended December 31, 2003, no options were awarded under the 1997 Plan.

Assignment

      During the lifetime of the optionee, the option will be exercisable only by the optionee and will not be assignable or transferable.

Certain Federal Income Tax Consequences

      The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to stock option awards under the 1997 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

      The grant of an incentive stock option will not result in taxable income at the time of grant for the grantee or the Company. The grantee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon disposition of the shares acquired upon exercise of an incentive stock option, long-term capital gain or loss will be recognized in an amount equal to the difference between the disposition price and the exercise price, provided that the employee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise. The capital gains tax rate applied will depend upon the employee's holding period. If the employee disposes of the shares without satisfying both holding period requirements (a
"Disqualifying Disposition"), the employee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the incentive stock option was exercised or the date of sale. Any remaining gain or loss is treated as short-term or long-term capital gain or loss depending upon how long the shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.



                         MISCELLANEOUS

      The Company is presently subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission may be called at 1-800-SEC-0330 to obtain further information on the public reference room. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company; the address of such site is http://www.sec.gov.


                              By Order of The Board of Directors


                              Bernard L. Kravitz,
                              President and Secretary

Dated:    July 7, 2004



APPENDIX
                        FORM OF CONSENT

                 STOCKHOLDER'S WRITTEN CONSENT

                         DIONICS, INC.

 THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                FOR TABULATION ON JULY 29, 2004


      The undersigned, a holder of shares of Dionics, Inc. (the "Company") stock, acting with respect to all such shares, hereby consents, withholds consent or abstains as specified below with respect to the taking of corporate action without a meeting on the proposals set forth in the Company's Consent Statement dated July 7, 2004:

      1. To amend to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common
Stock and to authorize a new class of Preferred Stock.

          [  ] CONSENT   [  ] WITHHOLD CONSENT    [  ] ABSTAIN


     2. To amend the Company's 1997 Incentive Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares.

          [  ] CONSENT   [  ] WITHHOLD CONSENT    [  ] ABSTAIN


PLEASE BE CERTAIN TO INDICATE WHETHER YOU WISH TO CONSENT, WITHHOLD CONSENT OR ABSTAIN. IF NO CHOICE IS INDICATED, BUT THIS CARD IS OTHERWISE COMPLETED, YOU WILL BE DEEMED TO HAVE CONSENTED. THIS CONSENT MAY BE REVOKED AT ANY TIME BEFORE THE DATE WHEN CONSENTS ARE TABULATED.

                         ___________________________________

                         ___________________________________
                         Signatures of Stockholder(s)

                Dated:   ______________________________

      NOTE:    Please sign exactly as name appears hereon.   When
signing   as   attorney,  executor,  administrator,  trustee   or
guardian, please set forth your full title.